 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Growth Series (Invesco Growth Series Funds) of

i.our reports dated February 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Balanced-Risk Retirement Now Fund, Invesco Conservative Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Low Volatility Equity Yield Fund, Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco Peak RetirementTM 2015 Fund, Invesco Peak RetirementTM 2020 Fund, Invesco Peak RetirementTM 2025 Fund, Invesco Peak RetirementTM 2030 Fund, Invesco Peak RetirementTM 2035 Fund, Invesco Peak RetirementTM 2040 Fund, Invesco Peak RetirementTM 2045 Fund, Invesco Peak RetirementTM 2050 Fund, Invesco Peak RetirementTM 2055 Fund, Invesco Peak RetirementTM 2060 Fund, Invesco Peak RetirementTM 2065 Fund, Invesco Peak RetirementTM Now Fund, Invesco Quality Income Fund and Invesco Small Cap Growth Fund's Annual Reports on Form N-CSR for the year ended December 31, 2019;

ii.our reports dated February 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer International Diversified Fund and Invesco Oppenheimer Main Street Small Cap Fund®'s Annual Reports on Form N-CSR for the eight months ended December 31, 2019;

iii.our reports dated August 28, 2019 and February 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Main Street Mid Cap Fund®'s Annual Reports on Form N-CSR for the year ended June 30, 2019 and the six months ended December 31, 2019, respectively;

iv.our reports dated November 27, 2019 and February 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Master Event-Linked Bond Fund's Annual Reports on Form N-CSR for the year ended September 30, 2019 and the three months ended December 31, 2019, respectively;

v.our reports dated February 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Portfolio Series: Active Allocation Fund, Invesco Oppenheimer Portfolio Series: Conservative Investor Fund, Invesco Oppenheimer Portfolio Series: Growth Investor Fund and Invesco Oppenheimer Portfolio Series: Moderate Investor Fund's Annual Reports on Form N-CSR for the eleven months ended December 31, 2019.

We also consent to the references to us under the headings "Independent Registered Public Accounting Firm," "Financial Highlights," and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Houston, Texas

April 28, 2020